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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 25, 1999, accompanying the consolidated financial statements and schedule of WinStar Communications, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1998, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement.

/s/ GRANT THORNTON LLP
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GRANT THORNTON LLP

New York, New York
March 25, 1999